UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 4, 2016

DOMAIN EXTREMES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53749	98-0632051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 Nan Fung Tower, 173 Des Voeux Road Central, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	+(852) 2868 0668

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

On February 4, 2016, Abina Holding Incorporation (“Abina”) purchased a total of 91,556,491 common shares of Domain Extremes Inc. (the “Company”) at US$0.00074 per share, representing 51% of the Company’s outstanding common shares. The shares were purchased for cash from the following persons:

Name	Number of shares
Promula Trading Limited	42,230,345
HUANG Runpeng	3,100,000
Wai Yin Phoebe NG	4,749,828
Wai Leong TANG	5,903,678
Francis BOK	9,710,864
Stephen TANG	23,921,391
Shuk Har LAI	1,940,385

Abina is a limited liability company registered in the Republic of Vanuatu. Abina is wholly owned by its director, Mr. KOK Seng Yeap. Mr. KOK Seng Yeap provided the financing to Abina to purchase the Company’s shares. The financing is interest free and has no definite repayment schedule.

There is no agreement between Abina and its owners and the former Company stockholders regarding election of directors or any other matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMAIN EXTREMES INC.

Date: February 5, 2016	By:	/s/ Francis Bok
Francis Bok

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